Exhibit 1.1

AMENDMENT NO. 1 TO
AGREEMENT AND PLAN OF MERGER

This Amendment No. 1 to Agreement and Plan of Merger (this “Amendment”) is made and entered into as of March 2, 2026, by and between BioAtla, Inc., a Delaware corporation (the “Company”), and BA Merger Sub, Inc., a Delaware corporation (“Merger Sub”), and amends that certain Agreement and Plan of Merger, dated as of January 30, 2026, by and between the Company and Merger Sub (the “Merger Agreement”). Each capitalized term used but not otherwise defined herein shall have the meaning ascribed to such term in the Merger Agreement.

Whereas, the Company and Merger Sub desire to amend the Merger Agreement as set forth in this Amendment.

Now, therefore, the parties hereto have agreed as follows:

1.      The Merger Agreement is hereby amended by deleting Section 5 thereof and replacing such provision in its entirety with the following:

“Section 5. Certificate of Incorporation of the Surviving Corporation. The Certificate of Incorporation of the Company shall be unaffected by the Merger and shall be the Certificate of Incorporation of the Surviving Corporation.”

2.      The Merger Agreement is hereby amended by deleting Exhibit A to the Merger Agreement in its entirety.

3.       Other than as expressly amended pursuant to this Amendment, all of the provisions of the Merger Agreement are hereby ratified and confirmed and shall remain in full force and effect in accordance with their respective terms.

4.      This Amendment shall form a part of the Merger Agreement for all purposes, shall be binding on the parties, and from and after the execution of this Amendment by the parties, any reference to the Merger Agreement shall be deemed a reference to the Merger as amended by this Amendment.

5.      The provisions of Sections 13 through 17 of the Merger Agreement are incorporated herein by reference and shall apply mutatis mutandis to this Amendment.

[Signature Page(s) Follow(s)]

In witness whereof, this Amendment, having first been duly approved by the respective Boards of Directors of each of the Company and Merger Sub, is hereby executed on behalf of each of said corporations by their respective officers thereunto duly authorized as of the date set forth above.

BIOATLA, Inc.
a Delaware corporation

By:	/s/ Jay M. Short
	Name:	Jay M. Short
	Title:	Chief Executive Officer

BA Merger Sub, Inc.
a Delaware corporation

By:	/s/ Christian Vasquez
	Name:	Christian Vasquez
	Title:	President, Secretary & Treasurer